Exhibit 23.2

Consent of Independent Appraisal Firm

We hereby consent to the reference to Matheson Financial Advisors, Inc. and to the incorporation of information contained in our “PBSJ Corporation ESOP Valuation Report as of September 30, 2008” in the Annual Report on Form 10-K of The PBSJ Corporation for the year ended September 30, 2008, to which this consent is an exhibit.

Sincerely,

MATHESON FINANCIAL ADVISORS, INC.

/s/ Colvin T. Matheson
Colvin T. Matheson, CFA
Managing Director
December 17, 2008